Exhibit 10.2

Share Exchange Agreement

This Share Exchange Agreement (this “Agreement”) is entered into as of December 16, 2025 (the “Effective Date”), by and between Renewal Fuels, Inc., a Delaware corporation (“RNWF” or the “Company”), and Brent Nelson, an individual and the sole controler of Kepler Fusion Technologies Inc., a Texas corporation (“KEPLER” or the “Target”) (the “Seller”). RNWF and Seller may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of December 16, 2025 (the “Stock Purchase Agreement”), by and between Manufacturing 360, LLC, as seller, and Earth Sciences Fund I LLC, as buyer, ESF acquired control of RNWF by purchasing one (1) share of RNWF’s 2020 Series A Special Preferred Stock (the “Control Share”), which carries two times the total voting power of all other outstanding securities of RNWF and therefore confers full shareholder-level voting control;

WHEREAS, following the consummation of the Stock Purchase Agreement pursuant to which Earth Sciences Fund I LLC (“ESF”) acquired the Control Share of RNWF, the Parties intend to effect a business combination through a share exchange under which RNWF will acquire one hundred percent (100%) of the issued and outstanding equity interests of KEPLER;

WHEREAS, Seller owns or controls all of the issued and outstanding equity interests of KEPLER, which he desires to exchange with RNWF for newly issued shares of RNWF capital stock (the “Exchange Shares”), subject to the terms and conditions set forth herein;

WHEREAS, concurrently with the exchange, KEPLER shall become a wholly owned subsidiary of RNWF, and RNWF shall be the surviving publicly traded parent company of the combined enterprise (the “Reverse Merger”); and

WHEREAS, the Parties desire to enter into this Agreement to effect the exchange of equity interests and to set forth certain representations, warranties, covenants, and agreements with respect thereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

"Agreement" has the meaning set forth in the Preamble.

"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

"Closing" has the meaning set forth in Section 4.1.

"Closing Date" has the meaning set forth in Section 4.1.

"RNWF" means Renewal Fuels, Inc., a Delaware corporation.

“Exchange Shares” means the shares of RNWF capital stock issued to Seller in exchange for all of Seller’s equity interests in KEPLER pursuant to this Agreement.

"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

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"Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, order, constitution, treaty, common law, judgment, decree or other requirement or rule of law of any Governmental Authority.

"Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

"Parties" Parties means RNWF and Seller, and “Party” means either of them individually.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Reverse Merger” has the meaning set forth in the recitals to this Agreement.

"Seller" means Brent Nelson, the sole controller of all outstanding equity interests of KEPLER.

1.2.	Interpretation. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) references to "including" shall mean "including, without limitation;" and (f) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

2.	SHARE EXCHANGE
2.1.	Exchange of Kepler Equity Interests. Seller hereby transfers, assigns, and delivers to RNWF all of Seller’s right, title, and interest in and to one hundred percent (100%) of the issued and outstanding equity interests of KEPLER, free and clear of all Liens, and RNWF hereby accepts such equity interests in exchange for the issuance of the Exchange Shares as set forth in this Agreement.
2.2.	Form of Transfer. The transfer of the KEPLER equity interests shall be effected at Closing through the delivery of all certificates, stock certificates, equity ledgers, assignments, or other instruments necessary to transfer record and beneficial ownership of KEPLER to RNWF, and shall be reflected in the books and records of KEPLER immediately upon Closing.
2.3.	No Assumed Liabilities. RNWF is acquiring the Kepler Equity Interests only and is not assuming any liabilities or obligations of Seller of any kind, whether known or unknown, fixed or contingent, unless expressly set forth in this Agreement.
2.4.	As-Is Transaction. RNWF acknowledges and agrees that the Kepler Equity Interests are being transferred on an “as-is, where-is” basis, with all faults and without any representation or warranty of any kind, express or implied, by Seller, except as expressly set forth in this Agreement. Buyer further acknowledges that it has conducted its own independent investigation of KEPLER and RNWF and has not relied on any representations or warranties by Seller or any other Person, except those expressly set forth in this Agreement.
3.	EXCHANGE CONSIDERATION

As consideration for the transfer and assignment of all issued and outstanding equity interests of Kepler Fusion Technologies Inc. (“KEPLER”) to Renewal Fuels, Inc. (“RNWF”), and in accordance with the overall transaction structure contemplated by the Master Sales Agreement dated December 16, 2025 (the “MSA”), the Parties acknowledge and agree as follows:

3.1.	Effective as of the Closing, RNWF shall acquire all right, title, and interest in and to one hundred percent (100%) of the issued and outstanding equity interests of KEPLER, free and clear of all liens, claims, and encumbrances (except as set forth in this Agreement or the Disclosure Schedules), thereby making KEPLER a wholly owned subsidiary of RNWF.

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3.2.	Acknowledgment of Prior Change of Control. The Parties acknowledge that voting and governance control of RNWF was previously transferred pursuant to the Stock Purchase Agreement dated December 16, 2025, between Manufacturing 360, LLC, as seller, and Earth Sciences Fund I LLC, as buyer, under which Earth Sciences Fund I LLC acquired one (1) share of RNWF’s 2020 Series A Special Preferred Stock (the “Control Share”), which carries voting rights equal to two times the aggregate voting power of all other outstanding classes and series of RNWF and therefore confers full shareholder-level voting control. As a result of such transaction, Earth Sciences Fund I LLC, and its designated affiliates hold majority voting control of RNWF. This Agreement does not transfer or modify the Control Shares or the voting rights associated therewith but instead effectuates the exchange of Seller’s equity interests in KEPLER for newly issued shares of RNWF in accordance with the terms set forth herein.
3.3.	Exchange Shares. The Parties acknowledge and agree that the Exchange Shares to be issued to Seller, whether at Closing or pursuant to post-Closing capitalization actions authorized by RNWF, shall constitute the consideration for the acquisition of KEPLER pursuant to this Agreement.
4.	CLOSING
4.1.	Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via electronic exchange of documents and signatures on or before December 16, 2025, or at such other time as the Parties may mutually agree in writing (the “Closing Date”).
4.2.	Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to RNWF the following:
a)	an executed assignment of all of Seller’s equity interests in KEPLER, sufficient to transfer to RNWF one hundred percent (100%) of the issued and outstanding equity interests of KEPLER, free and clear of all Liens;
b)	the organizational documents, corporate records, minute books, and capitalization records of KEPLER, to the extent in Seller’s possession or control;
c)	any additional transfer instruments reasonably required to effectuate the transfer of KEPLER to RNWF as contemplated herein.
4.3.	Deliveries by RNWF. At the Closing, RNWF shall deliver to Seller:
a)	evidence of RNWF’s obligation to issue the Exchange Shares to Seller, which shall be duly authorized and issued either at Closing or pursuant to post-Closing capitalization actions in accordance with this Agreement and the Master Sales Agreement;
b)	any executed agreements or deliverables required under this Agreement or reasonably requested by Seller to effectuate the exchange.
4.4.	Effect of Closing. Upon consummation of the Closing:
a)	RNWF shall acquire all right, title, and interest in and to KEPLER, and Seller shall become a wholly owned subsidiary of RNWF;
b)	Seller shall be entitled to receive the Exchange Shares in accordance with this Agreement and the Master Sales Agreement, and upon issuance Seller shall hold such Exchange Shares with all rights appurtenant thereto.
4.5.	Further Assurances. Each Party agrees to execute and deliver such further documents and take such additional actions after the Closing as may be reasonably necessary to carry out the intent and purpose of this Agreement.
5.	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to RNWF as of the date hereof and as of the Closing Date as follows:

5.1.	Authority. Seller has full legal capacity, power, and authority to enter into this Agreement and to perform all obligations hereunder. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
5.2.	Ownership of Kepler Equity. Seller is the controller of one hundred percent (100%) of the issued and outstanding equity interests of KEPLER, free and clear of all Liens (other than restrictions imposed by applicable securities laws). Seller has not pledged, assigned, granted any option to purchase, or otherwise encumbered or disposed of any of such equity interests, and no person has any right or interest therein.

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5.3.	No Conflicts. The execution, delivery, and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, do not and will not:
a)	violate any Law applicable to Seller;
b)	require any consent, waiver, approval, or authorization of any Governmental Authority or other third party; or
c)	result in a breach or violation of, or constitute a default under, any agreement or instrument to which Seller is a party or by which Seller or the equity interests of KEPLER are bound.
5.4.	No Proceedings. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to Seller’s knowledge, threatened against Seller that challenges or could reasonably be expected to prevent, delay, or make illegal the consummation of the transactions contemplated by this Agreement.
5.5.	No Broker. Seller has not engaged or used the services of any broker, finder, or investment banker in connection with the transactions contemplated by this Agreement, and no person is entitled to any brokerage, finder’s, or similar fee or commission in connection therewith from Seller.
6.	REPRESENTATIONS AND WARRANTIES OF RNWF

RNWF hereby represents and warrants to Seller as of the Effective Date and as of the Closing Date, as follows:

6.1.	Organization and Authority. RNWF is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. RNWF has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby.
6.2.	Authorization and Enforceability. The execution, delivery, and performance of this Agreement by RNWF have been duly authorized by all necessary corporate action on the part of RNWF. This Agreement has been duly executed and delivered by RNWF and constitutes a legal, valid, and binding obligation of RNWF, enforceable against RNWF in accordance with its terms.
6.3.	No Conflicts. The execution, delivery, and performance of this Agreement by RNWF and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate the articles of incorporation, bylaws, or other organizational documents of RNWF, (b) violate any law, regulation, judgment, order, or decree applicable to RNWF, or (c) result in a breach of, constitute a default under, or require any consent under any agreement or instrument to which RNWF is a party or by which it is bound.
6.4.	No Consents. No consent, approval, or authorization of, or filing with, any Governmental Authority or third party is required to be obtained or made by RNWF in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except such as have been duly obtained or made.
6.5.	Investment Intent. RNWF is acquiring the equity interests of KEPLER pursuant to this Agreement for its own account and not with a view to any distribution thereof in violation of the Securities Act of 1933, as amended, or applicable state securities laws. RNWF understands that the KEPLER equity interests have not been registered under the Securities Act or state securities laws and may not be resold except in compliance with applicable securities laws.
6.6.	No Brokers. RNWF has not employed or engaged any broker, finder, or financial advisor in connection with the transactions contemplated by this Agreement, and no broker’s or finder’s fees or commissions are or will be payable by RNWF to any third party in connection herewith.

7.	MISCELLANEOUS
7.1.	Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.
7.2.	Amendment and Waiver. No amendment to or waiver of any provision of this Agreement shall be effective unless in writing and signed by all Parties. No waiver of any breach of any provision shall be deemed a waiver of any subsequent breach.
7.3.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.
7.4.	No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall confer upon any person or entity other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy.

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7.5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision.
7.6.	Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitration shall take place in Los Angeles County, California before a single arbitrator. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing Party in any dispute or proceeding shall be entitled to recover its reasonable attorneys’ fees and costs.
7.7.	Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered electronically (including by email or DocuSign) shall be deemed valid and binding for all purposes.
7.8.	Further Assurances. Each Party shall execute and deliver such additional documents and take such further actions as may be reasonably required to carry out the provisions and intent of this Agreement.
7.9.	Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the Parties have executed this Share Exchange Agreement as of the Effective Date.

RNWF:

Renewal Fuels, Inc.

By: /s/ Richard Hawkins

Name: Richard Hawkins

Title: Chief Executive Officer

SELLER:

Brent Nelson

By: /s/ Brent Nelson

Name: Brent Nelson

Title: CEO of Kepler Fusion Technologies Inc.

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